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                                                                      EXHIBIT 11
                         CULTURALACCESSWORLDWIDE, INC.
                         EARNINGS PER SHARE COMPUTATION

                                                                    FOR THE
                                    FOR THE YEAR ENDED            NINE MONTHS              FOR THE NINE MONTHS ENDED
                                     DECEMBER 31, 1996               ENDED                    SEPTEMBER 30, 1997
                             ---------------------------------   SEPTEMBER 30,   ---------------------------------------------
                                                     PRO FORMA       1996                                            PRO FORMA
                                             PRO        AS       -------------                                PRO       AS
                             SUPPLEMENTAL   FORMA    ADJUSTED    SUPPLEMENTAL    HISTORICAL   SUPPLEMENTAL   FORMA   ADJUSTED
                             ------------   ------   ---------   -------------   ----------   ------------   -----   ---------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net (loss) income..........     $ (321)     $ (937)   $    87       $ 2,045        $1,004        $1,004      $573     $ 2,134
Reduction of interest
  expense related to
  assumed retirement of
  debt.....................         60          --         --            --            --           908        --          --
Pro forma provision for
  income taxes.............         61          --         --          (818)           --            --        --          --
                             ------------   ------   ---------   -------------   ----------   ------------   -----   ---------
Net income applicable to
  common stock.............     $ (200)     $ (937)   $    87       $ 1,227        $1,004        $1,912      $573     $ 2,134
                             ------------   ------   ---------   -------------   ----------   ------------   -----   ---------
                             ------------   ------   ---------   -------------   ----------   ------------   -----   ---------
Net income per common
  share....................     $(0.04)     $(0.19)   $  0.01       $  0.25        $ 0.21        $ 0.26      $0.12    $  0.24
                             ------------   ------   ---------   -------------   ----------   ------------   -----   ---------
                             ------------   ------   ---------   -------------   ----------   ------------   -----   ---------
Weighted average number of
  shares outstanding.......      4,761       4,761      4,761         4,761         4,761         4,761      4,761      4,761
Effect of stock options
  using treasury stock
  method(1)................         92          92         92            92            92            92        92          92
Shares to be issued in
  initial public
  offering.................         --          --      4,000            --            --            --        --       4,000
Shares issued sufficient to
  generate proceeds to
  retire debt..............        358          --         --            --            --         2,622        --          --
Shares issued upon
  conversion of convertible
  debt at consummation of
  initial public
  offering.................         --          --        192            --            --            --        --         192
                             ------------   ------   ---------   -------------   ----------   ------------   -----   ---------
Shares used in earnings per
  share computation........      5,211       4,853      9,045         4,853         4,853         7,475      4,853      9,045
                             ------------   ------   ---------   -------------   ----------   ------------   -----   ---------
                             ------------   ------   ---------   -------------   ----------   ------------   -----   ---------
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(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No.
    83, common stock equivalents related to stock options granted with exercise prices below the anticipated initial public offering price were included as if outstanding for all periods presented.